                                                                      EXHIBIT 11


                               FIFTH THIRD BANCORP
                 COMPUTATION OF CONSOLIDATED EARNINGS PER SHARE
                       FOR THE THREE MONTHS ENDED MARCH 31
                         ($000'S, EXCEPT PER SHARE DATA)

                                                                1998             1997
                                                                ----             ----
NET INCOME                                                    $108,981           94,496
                                                              ========          =======

EARNINGS PER SHARE:
   WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING (a)           232,980          234,869
                                                              ========          =======

   PER SHARE (NET INCOME DIVIDED BY THE WEIGHTED
     AVERAGE NUMBER OF SHARES OUTSTANDING)                    $   0.47             0.41
                                                              ========          =======

DILUTED EARNINGS PER SHARE:

   NET INCOME                                                 $108,981           94,496
                                                              ========          =======

   ADJUSTED WEIGHTED AVERAGE NUMBER OF SHARES
     OUTSTANDING - AFTER GIVING EFFECT TO THE
     CONVERSION OF STOCK OPTIONS (A)                           237,905          238,373
                                                              ========          =======

   PER SHARE (ADJUSTED NET INCOME DIVIDED BY
     THE ADJUSTED WEIGHTED AVERAGE NUMBER OF
     SHARES OUTSTANDING)                                      $   0.46             0.39
                                                              ========          =======


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(a)   Per share amounts and average shares outstanding have been adjusted for the three-for-two stock splits effected in the form of stock dividends paid April 15, 1998 and July 15, 1997.